UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

June 29, 2012 (June 28, 2012)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Closing of Previously Reported Acquisition

BreitBurn Energy Partners L.P. (the “Partnership”) is providing the following updated disclosure with respect to its Current Report on Form 8-K filed on April 27, 2012.

On June 28, 2012, the Partnership completed an acquisition by BreitBurn Operating L.P. (“BreitBurn Operating”), a wholly owned subsidiary of the Partnership, of certain assets (the “NiMin Assets”) from Legacy Energy, Inc. (the “Seller”), a wholly-owned subsidiary of NiMin Energy Corp. (“NiMin”). On June 28, 2012, BreitBurn Operating, the Seller and NiMin also entered into a First Amendment (the “Amendment”) to the Purchase and Sale Agreement dated April 24, 2012 (the “Purchase Agreement”).  Under the terms of the Amendment, the purchase price paid at closing was reduced by $2.3 million pending the resolution of issues related to two leases.

The NiMin Assets acquired by BreitBurn Operating consist of crude oil properties located in the Big Horn Basin of Wyoming. Pursuant to the terms and conditions of the Purchase Agreement, as amended, BreitBurn Operating completed the acquisition of the NiMin Assets in exchange for approximately $93 million in cash, subject to ordinary post-closing adjustments (the “NiMin Acquisition”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, previously filed on April 27, 2012 as Exhibit 10.1 to our Current Report on Form 8-K and to the Amendment which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 7.01 Regulation FD Disclosure.

On June 28, 2012, the Partnership issued a press release announcing the completion of the NiMin Acquisition. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

The information set forth in this Current Report on Form 8-K provided under Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

The Partnership is providing the following updated disclosure with respect to the Partnership’s bank credit facility.

Fifth Amendment to Bank Credit Facility

On May 25, 2012, the Partnership entered into the Fifth Amendment (the “Fifth Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated May 7, 2010, with BreitBurn Operating as borrower, and the Partnership and its wholly-owned subsidiaries, as guarantors, for a four-year, $1.5 billion revolving credit facility with Wells Fargo Bank, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender and a syndicate of banks. The Fifth Amendment increased the permitted amount of senior unsecured notes that the Partnership may issue from $700 million to $1 billion under the Credit Agreement.

The description of the Fifth Amendment set forth above in this Current Report is qualified in its entirety by reference to the Fifth Amendment, which has been filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1  First Amendment to Purchase and Sale Agreement, dated as of June 28, 2012, among Legacy Energy, Inc., NiMin Energy Corp. and BreitBurn Operating L.P.

10.2 Fifth Amendment to the Credit Agreement dated as of May 25, 2012.

99.1 BreitBurn Energy Partners L.P. press release dated June 28, 2012 announcing completion of the NiMin Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: June 29, 2012	By:	/s/Gregory C. Brown
Gregory C. Brown
General Counsel and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Document

10.1	First Amendment to Purchase and Sale Agreement, dated as of June 28, 2012, among Legacy Energy, Inc., NiMin Energy Corp. and BreitBurn Operating L.P.

10.2	Fifth Amendment to the Credit Agreement dated as of May 25, 2012.

99.1	BreitBurn Energy Partners L.P. press release dated June 28, 2012 announcing completion of the NiMin Acquisition.